                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               FORM 8-K/A No. 1

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                  -------------------------------------------

                              Date: June 23, 1997

                   NORTH AMERICAN INTEGRATED MARKETING, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

                33-27603                             22-2942013
          (Commission File No.)          (IRS Employer Identification No.)

                            3 Garret Mountain Plaza
                                  Suite 202A
                        West Paterson, New Jersey 07424
                   (Address of principal executive offices)
                                  (Zip Code)

                                (201) 890-7330
             (Registrant's telephone number, including area code)

                               PORTIONS AMENDED
                               ----------------

Item 2 of the Current Report on Form 8-K dated September 30, 1996 is amended by including an explanation of the merger being effective October 1, 1996 and
Item 7 is amended by including the pro forma financial information and the reviewed financial statements of Color Graphics for the three month period ending September 30, 1994.

                Item 2.      Acquisition or Disposition of Assets.
                ------

                             Effective October 1, 1996, pursuant to a Stock Purchase Agreement dated September 30, 1996, the Company acquired 82% of the outstanding common stock of Color Graphics, Inc. from General Business Forms, Inc. for a total consideration of $1,746,806. This consideration consisted of $1,000,00 in cash paid by the Company, $286,000 in cash paid by Color Graphics, Inc., the assumption of liabilities totaling $250,000 and the transfer of a life insurance policy valued at $210,806 by Color Graphics, Inc. In addition, Color Graphics, Inc. assigned an accounts receivable of $464,000 which Color Graphics, Inc. had previously been written off. No value has been assigned to this receivable by the Company.

                             Registrant's Board based the consideration upon its good faith valuation of Color Graphics, Inc. There are no material relationships between General Business Forms, Inc. and Registrant or any of its affiliates, a director or officer of Registrant or any association of such director or officer of Registrant. Registrant obtained the $1,000,00 from North American Communications, Inc. ("NAC"), a related party. Color Graphics is engaged in printing promotional material for direct mail distribution. Color Graphics will become a subsidiary of Registrant and continue to engage in printing promotional material for direct mail distribution through its existing facilities and equipment.

                Item 7.      Financial Statements and Exhibits.
                ------

                             (a) Financial Statements of Businesses Acquired. Filed as part of this report are the reviewed financial statements for Color Graphics for the three month period ending September 30, 1994.

                             (b) Pro Forma Financial Information. Filed as part of this report is the unaudited pro forma condensed consolidated financial statement that gives effect to the acquisition of Color Graphics, Inc., by the Registrant pursuant to the Stock Purchase Agreement dated September 30, 1996.

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        NORTH AMERICAN INTEGRATED
                                        MARKETING, INC.
                                        (REGISTRANT)


                                        /s/Robert W. Paltrow
                                        -------------------------
                                        (signature)
                                        Name:  Robert W. Paltrow
                                        Title: Secretary/Treasurer

                     [LETTERHEAD OF VENABLE APPEARS HERE]



                                 June 23, 1997



Mr. Marc Thomas
Securities and Exchange Commission
450 Fifth Street
Mail Stop 7-5
Washington, DC 20549

        Re:  North American Integrated Marketing, Inc.
             Form 10-K for the year ended 12/31/95
             Forms 10-Q filed during Fiscal 1996
             File No. 33-27603
             -------------------------------------------------------------------

Dear Mr. Thomas:

        On behalf of North American Integrated Marketing, Inc. (the "Company"), this letter supplements our January 16, 1997 letter to provide the remaining responses to the SEC's November 29, 1996 comment letter. The numbered paragraphs below correspond to the numbered paragraphs in that comment letter.

        1. The company has made the requested change commencing with the Form 10-K for the period ended December 31, 1996.

        2. The Company has provided the disclosures required by paragraph 49 of SOP 93-7 for advertising expenses under Note 2 - Summary of Significant Accounting Policies in its Form 10-K for the period ended December 31, 1996.

        5. Concurrently with the filing of this response the Company is filing an amended 8-K to include the audited financial statements of Color Graphics for the year ended September 30, 1996 and the pro forma financial statements for the year ended December 31, 1995 and the nine months ended September 30, 1996.

        6. The Company has included an explanation in the amended Form 8-K filed concurrently with this response to explain that the acquisition of Color Graphics by the Company was not effective until October 1, 1996 despite the Stock Purchase Agreement being dated September 30, 1996.

[LETTERHEAD OF VENABLE APPEARS HERE]




Mr. Marc Thomas
June 23, 1997
Page 2



        7. The amended Form 8-K filed concurrently with this response letter explains why the Company has been able to make an acquisition of Color Graphics at a price which is apparently less than book value.

        8. Concurrently with the filing of this response letter, the Company is filing an amended 8-K to include the reviewed financial statements for Color Graphics for the three month period ending September 30, 1994.

        If you have any questions or need any additional information, please contact me.

                                                Sincerely,


                                                /s/ Ernest M. Stern

                                                Ernest M. Stern


EMS:bpt
Enclosures
cc:   Nicholas Robinson (w/enclosures)
      Robert Krebs (w/enclosures)

                             COLOR GRAPHICS, INC.
                             --------------------

                        STATEMENT OF FINANCIAL POSITION
                        -------------------------------

                              SEPTEMBER 30, 1994
                              ------------------


                                    ASSETS
                                    ------

CURRENT ASSETS:

  Cash and Cash Equivalents                                      $    13,685
  Accounts Receivable--Net of Allowance
    for Doubtful Accounts of $95,183 (2,7)                         2,787,143
  Inventories (3)                                                    714,204
  Prepaid Expenses                                                    55,991
  Deferred Income Taxes (11)                                         118,192
                                                                 -----------

    Total Current Assets                                                         $ 3,689,215

PROPERTIES (4,8,9):

                                                   Accumulated   Undepreciated
                                        Cost       Depreciation      Cost
                                    -----------    ------------  -------------

  Machinery and Equipment           $ 5,863,516    $ 2,948,056   $ 2,915,460
  Leased Property Under Capital
    Lease                             1,931,216      1,430,561       500,655
  Office Furniture and Equipment        404,013        359,348        44,665
  Vehicles                               61,088         57,212         3,876
  Construction in Progress               52,225            -          52,225
                                    -----------    -----------   -----------

      Totals                          8,312,058      4,795,177     3,516,881
                                    -----------    -----------

  Unamortized Leasehold Improvements                                 125,227       3,642,108
                                                                 -----------
OTHER ASSETS:

  Unamortized Computer Software Costs (5)                              4,401
  Cash Surrender Value of Life Insurance (6)                         205,859
  Deposits                                                            59,592
  Lease Refinancing Charges (5)                                       45,838
  Life Insurance Surrender Charges (5)                               116,872
  Loan Acquisition Costs (5)                                          99,404
                                                                 -----------
      Total Other Assets                                                             531,966
                                                                                 -----------

         Total Assets (7,8)                                                      $ 7,863,289
                                                                                 ===========

                                                                       EXHIBIT A
                                                                       ---------


                                   LIABILITIES AND STOCKHOLDERS' EQUITY
                                   ------------------------------------
CURRENT LIABILITIES:

  Note Payable--Bank (7)                                                   $    33,691
  Current Maturities of Long-Term Indebtedness (1,8,9)                         941,405
  Customer Deposits                                                            686,872
  Accounts Payable (1)                                                       1,184,113
  Accrued Payroll and Expenses                                                 248,547
  Accrued Profit-Sharing Plan Contribution (10)                                 82,890
  Accrued Income Taxes (11)                                                    114,543
                                                                           -----------

     Total Current Liabilities                                                                $ 3,292,061

LONG-TERM INDEBTEDNESS:
  Notes Payable and Obligation under
    Capital Lease (1,8,9)                                                    3,056,239
  Deferred Rent (9)                                                            126,557
  Deferred Income Taxes (11)                                                   339,789
                                                                           -----------
     Total Long-Term Indebtedness                                                               3,522,585
                                                                                              -----------

         Total Liabilities                                                                      6,814,646

STOCKHOLDERS' EQUITY:

  Common Stock--2,500 Shares Authorized;
    333 1/3 Shares Issued an Outstanding;
    No Par Value                                                                35,000
  Retained Earnings:
    Balance--Beginning of Period                      $ 1,151,411
    Add--Not Income for the Three Months
      Ended September 30, 1994 (Exhibit B)                137,232
                                                      -----------
    Balance End of Period                                                    1,288,643

    Less--Treasury Stock (50 Shares at Cost)                                  (275,000)
                                                                           -----------

     Total Stockholders' Equity                                                                 1,048,643
                                                                                              -----------

         Total Liabilities and Stockholders' Equity                                           $ 7,863,289
                                                                                              ===========

          See qualifications contained in Accountant's Review Report. The accompanying notes are an integral part of this statement.

                                                                       EXHIBIT B
                                                                       ---------


                             COLOR GRAPHICS, INC.
                             --------------------

                              STATEMENT OF INCOME
                              -------------------

                     THREE MONTHS ENDED SEPTEMBER 30, 1994
                     -------------------------------------


                                                                  Precent
                                                     Amount       to Sales
                                                   -----------    --------
Net Sales (2)                                      $ 3,350,010     100.00

Cost of Sales (1)                                    2,372,048      70.81
                                                   -----------     ------
Gross Profit on Sales                                  977,962      29.19
                                                   -----------     ------

Operating Expenses:

  Selling Expenses                                     310,226       9.26
  Administrative Expenses                              249,715       7.45
                                                   -----------     ------
     Total Operating Expenses                          559,941      16.71
                                                   -----------     ------
Income from Operations                                 418,021      12.48
                                                   -----------     ------

Other (Income) and Expenses:

   Scrap Income                                        (31,008)      (.93)
   Miscellaneous Income                                 (4,817)      (.14)
   Gain on Sale of Properties                           (9,000)      (.27)
   Interest Expense (1,7,8,9)                          101,358       3.03
   Profit-Sharing Plan Contribution (10)                82,853       2.47
                                                   -----------     ------
     Total Other (Income) and Expenses                 139,386       4.16
                                                   -----------     ------

Income before Provision for Income Taxes               278,635       8.32

Provision for Income Taxes (11)                        141,403       4.22
                                                   -----------     ------

Net Income (Exhibit A)                             $   137,232       4.10
                                                   ===========     ======

          See qualifications contained in Accountant's Review Report. The accompanying notes are an integral part of this statement.

                                                                         EXHIBIT
                                                                         -------

                             COLOR GRAPHICS, INC.
                             --------------------

                            STATEMENT OF CASH FLOWS
                            -----------------------

                     THREE MONTHS ENDED SEPTEMBER 30, 1994
                     -------------------------------------

Cash Flows from Operating Activities:
  Net Income                                                       $  137,23X

  Adjustments to Reconcile Net Income to Net Cash
    Provided by Operating Activities:
      Depreciation and Amortization                    $ 179,026
      (Gain) on Sale of Properties                        (9,000)
      Provision for Bad Debts                             12,000
      Increase in Deferred Income Taxes                   59,597
    (Increase) Decrease in Assets:
      Account Receivable                                 681,351
      Inventories                                       (290,743)
      Prepaid Expenses                                    10,558
      Deposits                                            35,864
    Increase (Decrease) in Liabilities:
      Customer Deposits                                  686,872
      Accounts Payable                                   127,864
      Accrued Payroll and Expenses                      (203,541)
      Accrued Profit-Sharing Plan Contribution          (212,110)
      Accrued Income Taxes                              (167,912)
      Deferred Rent                                       (8,804)
                                                       ---------
        Total Adjustments                                             901,02X
                                                                   ----------

        Net Cash Provided by Operating Activities                   1,038,25X

Cash Flows from Investing Activities:

  Proceeds from Sale of Properties                         9,000
  Purchase of Properties                                 (75,299)
  Increase in Cash Surrender Value of Life Insurance      (2,827)
                                                       ---------

        Net Cash (Used In) Investing Activities                       (69,12X)

Cash Flows from Financing Activities:

  Decrease in Note Payable--Bank                        (635,770)
  Principal Payments of Long-Term Indebtedness          (333,862)
                                                       ---------
        Net Cash (Used In) Financing Activities                      (969,6XX)
                                                                   ----------

Net (Decrease) in Cash and Cash Equivalents                               (5X)

Cash and Cash Equivalents, Beginning of Period                         14,1XX
                                                                   ----------

Cash and Cash Equivalents, End of Period                           $   13,6XX
                                                                   ==========

          See qualifications contained in Accountant's Review Report. The accompanying notes are an integral part of this statement.

            North American Integrated Marketing, Inc. and Subsidiary
                    Introduction To The Unaudited Pro Forma
                   Condensed Consolidated Financial Statement



The following unaudited pro forma condensed consolidated financial statement gives effect to the acquisition of Color Graphics, Inc. by the Company pursuant to the Stock Purchase Agreement dated September 30, 1996. The pro forma financial statements has been prepared utilizing the historical financial statements of North American Integrated Marketing, Inc. and the historical financial statements of Color Graphics, Inc. The pro forma condensed financial information is based on the estimates and assumptions set forth in the notes to the pro forma financial information.

The unaudited pro forma information is provided only for comparative purposes and does not purport to be indicative of the results of operations that actually would have been obtained if the purchase had been consummated on the dates indicated or the results of operations that may be obtained in the future.

The unaudited pro forma condensed consolidated balance sheets assume that the transaction had occurred on September 30, 1996 with respects to Color Graphics, Inc.. The transaction was accounted for under the purchase method of accounting. Under the purchase accounting method, assets acquired and liabilities assumed are recorded at their estimated fair value at the date of the purchase.

The unaudited pro forma condensed consolidated statement of income represents the historical net income of the Company for the year ended December 31, 1995 and the nine months ended September 30, 1996, adjusted to reflect the transactions as if they had occurred at the beginning of the period.

                    North American Integrated Marketing, Inc.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 1996



                                                     North American                          Pro Forma               Pro Forma
     ASSETS                                       Integrated Marketing  Color Graphics     Adjustments (A)           Combined
                                                  -------------------- ---------------- ------------------------ ---------------
Current Assets
  Cash                                            $            521,306  $      964,594    $            -          $    1,485,900
  Accounts receivable, net                                     871,689       3,194,122               40,238   1        4,106,049
  Inventories                                                     -            523,619                9,969   2          533,588
  Prepaid and other current assets                             174,188         843,087             (505,038)  3          512,237

Furniture and equipment, net                                   337,120       3,965,613             (314,876)  4        3,987,857
Other assets                                                      -            497,872             (409,283)  5           88,589
                                                  --------------------  --------------    -----------------       --------------

     TOTAL ASSETS                                 $          1,904,303  $    9,988,907    $      (1,178,990)      $   10,714,220
                                                  --------------------  --------------    -----------------       --------------


     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable                                   $               -     $    2,029,523    $            -          $    2,029,523
  Note payable related party                                      -               -               1,000,000   6        1,000,000
  Current maturities of long-term debt                          11,539         202,443                 -                 213,982
  Accounts payable                                             110,722         412,164                 -                 522,886
  Accounts payable - related companies                         145,360            -                    -                 145,360
  Income taxes payable                                         242,112            -                    -                 242,112
  Accrued expenses and other current liabilities               151,638         812,683                1,415   7          965,736
  Deferred revenue                                                -               -                    -                    -
                                                  --------------------  --------------    -----------------       --------------
     Total Current Liabilities                                 661,371       3,456,813            1,001,415            5,119,599

LONG-TERM DEBT                                                    -          2,999,357                                 2,999,357
DEFERRED RENT                                                     -             56,117              314,063   8          370,180
DEFERRED INCOME TAXES                                             -            538,000              (71,600)  9          466,400
MINORITY INTEREST                                                                                   515,752  10          515,752

SHAREHOLDER'S EQUITY

  Common stock                                                     372          35,000              (35,000) 11              372
  Paid - in capital                                            499,843            -                    -                 499,843
  Retained earnings                                            747,717       3,178,620           (3,178,620) 11          747,717
                                                  --------------------  --------------    -----------------       --------------
                                                             1,247,932       3,213,620           (3,213,620)           1,247,932
  Less treasury stock, at cost                                  (5,000)       (275,000)             275,000  11           (5,000)
                                                  --------------------  --------------    -----------------       --------------
                                                             1,242,932       2,938,620           (2,938,620)           1,242,932


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $          1,904,303  $    9,988,907    $      (1,178,990)      $   10,714,220
                                                  --------------------  --------------    -----------------       --------------

 See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                    North American Integrated Marketing, Inc.
         Unaudited Pro Forma Condensed Consolidated Statement of Income
                     For the Period Ended September 30, 1996



                                                      North American                                 Pro Forma         Pro Forma
                                                   Integrated Marketing       Color Graphics      Adjustments (B)      Combined
                                                  ----------------------   ------------------   -----------------  ---------------
REVENUES
  Database                                              $    5,792,918         $        -        $      -           $   5,792,918
  Printing                                                        -               16,067,034            -              16,067,034
                                                        ---------------        --------------    --------------     --------------
         Total revenues                                      5,792,918            16,067,034            -              21,859,952

COST OF REVENUE
  Database - related company                                 2,900,837                  -               -               2,900,837
  Database - other                                           1,132,655                  -               -               1,132,655
  Printing                                                        -               13,165,185            -              13,165,185
                                                        ---------------        --------------    -------------      --------------
         Total cost of revenue                               4,033,492            13,165,185            -              17,198,677



  Selling, general and administrative expense                  938,252             1,362,937         (92,967)  1        2,208,222
  Provision for doubtful accounts                                9,000               698,559            -                 707,559
  Interest expense                                               1,150               356,030            -                 357,180
  Depreciation and amortization                                 73,608               572,855            -                 646,463
                                                        ---------------        --------------    -------------      --------------
         Total costs and expenses                            5,055,502            16,155,567         (92,967)          21,118,102
                                                        ---------------        --------------    -------------      --------------

Income from continuing operations before
  income taxes and minority interest                           737,416               (88,533)         92,967             741,850
Provision for Income taxes                                     239,530                 -                 829   2         240,359
Minority interest in income of subsidiary                         -                    -                 433   3             433
                                                        ---------------        --------------    -------------      -------------

Net income                                              $      497,886         $     (88,533)    $    91,705        $    501,058
                                                        ---------------        --------------    -------------      -------------

EARNINGS PER SHARE                                      $         0.02                                              $       0.02
                                                        ---------------                                             -------------
WEIGHTED AVERAGE COMMON SHARES
  USED IN COMPUTING EARNINGS PER SHARE                      24,710,128                                                24,710,128
                                                        ---------------                                             -------------




 See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements


                   North American Integrated Marketing, Inc.

        Unaudited Pro Forma Condensed Consolidated Statement of Income
                     For the Year Ended December 31, 1995


                                                      North American                              Pro Forma         Pro Forma
                                                   Integrated Marketing     Color Graphics      Adjustments (B)     Combined
                                                   --------------------  ------------------- ------------------- ----------------
REVENUES
  Database                                         $          4,665,599  $              -    $             -     $      4,665,599
  Printing                                                         -              34,771,099               -           34,771,099
                                                   --------------------  ------------------- ------------------- ----------------
         Total revenues                                       4,665,599           34,771,099               -           39,436,698

COST OF REVENUE
  Database - related company                                  1,974,938                 -                  -            1,974,938
  Database - other                                            1,256,791                 -                  -            1,256,791
  Printing                                                         -              27,933,032               -           27,933,032
                                                   --------------------  ------------------- ------------------- ----------------
         Total cost of revenue                                3,231,729           27,933,032               -           31,164,761



  Selling, general and administrative expense                 1,134,075            2,918,627           (108,032) 1      3,944,670
  Provision for doubtful accounts                                53,564               48,000               -              101,564
  Interest expense                                                2,935              489,153               -              492,088
  Depreciation and amortization                                  80,374              706,120               -              786,494
                                                   --------------------  ------------------- ------------------- ----------------
         Total cost of revenue                                4,502,677           32,094,932           (108,032)       36,489,577
                                                   --------------------  ------------------- ------------------- ----------------

Income from continuing operations before
  income taxes and minority interest                            162,922            2,676,167            108,032         2,947,121
Provision for income taxes                                       60,340            1,208,414             48,722  2      1,317,476
Minority interest in income of subsidiary                          -                    -               183,248  3        183,248
                                                   --------------------  ------------------- ------------------- ----------------

Net income                                         $            102,582  $         1,467,753 $         (123,938) $      1,446,397
                                                   --------------------  ------------------- ------------------- ----------------

EARNINGS PER SHARE                                 $               0.01                                          $           0.10
                                                   --------------------                                          ----------------
WEIGHTED AVERAGE COMMON SHARES
  USED IN COMPUTING EARNINGS PER SHARE                       14,120,073                                                14,120,073
                                                   --------------------                                          ----------------


  See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                   North American Integrated Marketing, Inc.

         Notes to Pro Forma Condensed Consolidated Financial Statements


(A) The following pro forma adjustments reflect North American Integrated Marketing, Inc. purchase of 82% of the stock of Color Graphics, Inc. and reflects estimated fair value adjustments.

1. Reflects the adjustment to net realizable value of accounts receivable acquired at acquisition.

2.  Represents the adjustment to net realizable inventory acquired.

3. Primarily reflects the reclassification from prepaid and other assets of the non-compete agreement ($500,000) to the cost of the acquisition.

4. Reflects the adjustment to fair market value of furniture & equipment acquired of $125,380 and the excess of fair value of net tangible asset acquired over the cost of the acquisition of $$440,256.

5. Represents the value of consideration given by Color Graphics, Inc in connection with the acquisition.

6. Represents the related party indebtedness incurred in connection with the acquisition.

7. Represents the net effect of certain current liabilities assumed and not assumed in connection with the acquisition.

8.  Represents rental obligations assumed in connection with the acquisition.

9. Represents the net adjustment to deferred taxes as a result of the acquisition

10. Represents minority interest of 12%.

11. Adjustment to reflect the elimination of Color Graphics stock holder's equity.



(B) The following pro forma adjustments are incorporated in the pro forma condensed consolidated statements of operations and are expected to have a continuing impact on the Company.

                                     Year Ended            Nine Months Ended
                                    December 31,              September 30,
                                       1995                       1996
                          -----------------------------------------------------
1. Decrease in directors fee       $  47,000                    $35,250

   Decrease in officer's life         61,032                     57,717
                                      ------                     ------

                                   $ 108,032                    $92,967
                                   =========                    =======

2. Taxes at effective rate         $  48,722                    $   829
                                   ---------                    -------

3. Minority interest               $ 183,248                    $   433
                                   ---------                    -------

                     [LETTERHEAD OF VENABLE APPEARS HERE]


                               January 16, 1997


Mr. Marc Thomas
Securities and Exchange Commission
450 Fifth Street
Mail Stop 7-5
Washington, DC 20549

     Re:  North American Integrated Marketing, Inc.
          Form 10-K for the year ended 12/31/95
          Forms 10-Q filed during Fiscal 1996
          File No. 33-27603
          ----------------------------------------------------------------------

Dear Mr. Thomas:

     On behalf of North American Integrated Marketing, Inc. (the "Company"), this letter responds to the comments in the SEC's November 29, 1996 letter. The numbered paragraphs below correspond to the numbered paragraphs in that letter.

     We have enclosed a copy of the first page of this letter, along with a stamped, self-addressed envelope. Please date stamp the copy of the first page of this letter and return it to us to verify receipt.

     1. The Company will make the requested change and will round earnings per share amounts to the nearest penny in future filings.

     2. The Company has not included the disclosure required by paragraph 49 of SOP 93-7 in prior filings because:

     a.   The Company has always expensed advertising costs as incurred.

     b.   The Company has no significant amount of direct-response advertising.

     c. Advertising costs for the years ended December 31, 1995, 1994 and 1993 were approximately $47,000, $110,000 and $125,000, respectively, which were not considered significant.

                     [LETTERHEAD OF VENABLE APPEARS HERE]


Mr. Marc Thomas
January 16, 1997
Page 2


     3. The Company's Pasadena, California operations were treated as a separate division of the Company and provided substantially all of the production services of the Company. Separate segment reporting was not included in the Business section of the Form 10-K pursuant to Item 101 of Regulation S-K since, with the exception of revenue and the related costs and expenses, the segment information was not significant. However, because of the significance of the revenue and the related costs and expenses the Company felt that accounting for the closing of this division as discontinued operations was appropriate. Revised financial statements for the years ended December 31, 1994 and 1993 are attached as Exhibit A.

     4. The Company reviews its quarterly closings and the report of its financial results to ensure that all appropriate adjustments are included. The quarterly information in Note 15 represents some adjustments which could have affected prior quarterly results. However, because the amounts involved were not considered significant, the Company did not consider it necessary to restate the prior quarters but felt that the disclosures of the adjustments were appropriate.

     The Company uses the allowance method to account for uncollectable accounts receivable. The allowance for bad debts accounts is based upon prior years' experience and management's analysis of possible bad debt. This accounting policy has not been included in Note 2 "Summary of Significant Accounting Policies" because the Company's provision for doubtful accounts has not been significant. The provision for the years ending December 31, 1995, 1994 and 1993 was approximately $53,600, $41,400 and $19,000, respectively.

     With regard to the allocation of the officer's salary, the staff's assumption that the allocation (as described in Note 4) is made ratably throughout the year is correct. However, in this instance, the decision to allocate the $60,000 was not made until the fourth quarter of 1996.

     The additional depreciation expense was due primarily to additional book depreciation related to the Company's automobiles.

     5. The Company will file an amended 8-K which will include the audited financial statements of Color Graphics, Inc. for the year ended September 30, 1996, and

                     [LETTERHEAD OF VENABLE APPEARS HERE]


Mr. Marc Thomas
January 16, 1997
Page 3


the pro forma financial statements for the year ended December 31, 1995 and the nine months ended September 30, 1996. We had expected the final audit of Color Graphics to be completed by early December 1996, but we are informed that it is not yet complete.

     6. The Company undertakes to insert the following paragraph in Item 2 in the amended Form 8-K:

     Effective October 1, 1996, pursuant to a Stock Purchase Agreement dated September 30, 1996, the Company acquired 82% of the outstanding common stock of Color Graphics, Inc. from General Business Forms, Inc. for a total consideration of $1,746,806. This consideration consisted of $1,000,00 in cash paid by the Company, $286,000 in cash paid by Color Graphics, Inc., the assumption of liabilities totaling $250,000 and the transfer of a life insurance policy valued at $210,806 by Color Graphics, Inc. In addition, Color Graphics, Inc. assigned an accounts receivable of $464,000 which Color Graphics, Inc. had previously been written off. No value has been assigned to this receivable by the Company.

     Registrant's Board based the consideration upon its good faith valuation of Color Graphics, Inc. There are no material relationships between General Business Forms, Inc. and Registrant or any of its affiliates, a director or officer of Registrant or any association of such director or officer of Registrant. Registrant obtained the $1,000,00 from North American Communications, Inc. ("NAC"), a related party. Color Graphics is engaged in printing promotional material for direct mail distribution. Color Graphics will become a subsidiary of Registrant and continue to engage in printing promotional material for direct mail distribution through its existing facilities and equipment.

     7.   See the response to paragraph 6, above.

     8. In 1994, Color Graphics, Inc. changed its fiscal year from June 30 to September 30, to consolidate with the parent company, General Business Forms, Inc. The financial information for the three month period ending September 30, 1994 was reviewed, but not audited. The Company will file an amended 8-K which will include the reviewed financial statements of Color Graphics, Inc. for the three month period ending September 30, 1994.

                     [LETTERHEAD OF VENABLE APPEARS HERE]
Mr. Marc Thomas
January 16, 1997
Page 4



       9. The independent accountant who audited Color Graphics, Inc.'s financial statement for the period ended September 30, 1995 is no longer the auditor of record. Although the required statement of changes in stockholders' equity was not included in the audited financial statements of Color Graphics, Inc., the only change in stockholders' equity during the period was in retained earnings which increased by the net income reflected in the audited statements.

       10. As described in Note 4 the debenture was not purchased by a related company. The Company supplementally responds that no expense was recognized under ETIF 84-3. The Company believes that the current language of
Note 4 accurately reflects the conversion.

       11. The Company considers the related company payable a trade payable which should be paid during the normal course of business. Item 2.(c) in MD&A discusses the source of funds used to reduce the related party payable.

       If you have any questions or need any additional information, please contact me.

                                        Sincerely,

                                        /s/ Ernest M. Stern

                                        Ernest M. Stern


EMS:bpt
Enclosure
cc:  Nicholas Robinson (w/enclosure)
     Robert Krebs (w/enclosure)

     [LETTERHEAD OF VENABLE, BAETJER, HOWARD & CIVILETTI LLP APPEARS HERE]


                               January 17, 1997


Mr. Marc Thomas
Securities and Exchange Commission
450 Fifth Street
Mail Stop 7-5
Washington, DC 20549

     Re:  North American Integrated Marketing, Inc.
          Form 10-K for the year ended 12/31/95
          Forms 10-Q filed during Fiscal 1996
          File No. 33-27603
          ----------------------------------------------

Dear Mr. Thomas:

     Enclosed is the letter that was sent to you yesterday with an Exhibit A that was inadvertently not included with yesterday's letter.

                                      Sincerely,

                                      /s/Ernest M. Stern

                                      Ernest M. Stern

EMS:bpt
Enclosure